Exhibit 23.2
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 10, 2026 relating to financial statements appearing in the Annual Report on Form 10-K of Skye Bioscience, Inc., for the year ended December 31, 2025.

/s/ CBIZ CPAs P.C.

Morristown, New Jersey
March 10, 2026